UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April  16, 2015

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

(303) 312-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CoBiz Financial Inc. (the “Company”) held its annual meeting of shareholders on April 16, 2015, and the following matters were voted:

1The following nominees were elected to serve as directors of the Company with the following votes:

Nominee	For	Withheld	Broker non-votes
Steven Bangert	34,441,793	404,211	2,785,467
Michael B. Burgamy	31,879,624	2,966,380	2,785,467
Morgan Gust	34,332,123	513,881	2,785,467
Evan Makovsky	33,260,769	1,585,235	2,785,467
Douglas L. Polson	34,332,113	513,891	2,785,467
Mary K. Rhinehart	34,036,217	809,787	2,785,467
Noel N. Rothman	31,953,624	2,892,380	2,785,467
Bruce H. Schroffel	34,682,184	163,820	2,785,467
Timothy J. Travis	31,227,109	3,618,895	2,785,467
Mary Beth Vitale	33,987,025	858,979	2,785,467
Mary M. White	34,333,613	512,391	2,785,467

2The nonbinding shareholder approval of executive compensation:

For	34,079,881
Against	734,781
Abstain	31,342
Broker non-votes	2,785,467

3The nonbinding ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	37,601,126
Against	26,400
Abstain	3,945

4The proposal to amend the Company’s Amended and Restated Articles of Incorporation and Bylaws to implement a majority voting standard in uncontested elections of directors:

For	34,713,874
Against	130,178
Abstain	1,952
Broker non-votes	2,785,467

5The shareholder proposal regarding the independence of the Chairman of the Board:

For	8,061,734
Against	26,774,808
Abstain	9,462
Broker non-votes	2,785,467

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.

(Registrant)

/s/	Lyne Andrich
Lyne Andrich
EVP and CFO
CoBiz Financial Inc.

April 20, 2015